AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of January 26, 1999 ("Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, Little Falls Bancorp, Inc., a New Jersey corporation and registered
savings  and  loan   holding   company   ("LFB"),   and  Little  Falls  Bank,  a
federally-chartered savings bank and wholly-owned subsidiary of LFB (the "Association").

                                    RECITALS

                  The respective Boards of Directors of HUBCO and LFB have each determined that it is in the best interests of HUBCO and LFB and their respective shareholders for HUBCO to acquire LFB by merging LFB with and into HUBCO with HUBCO surviving and LFB shareholders receiving the consideration hereinafter set forth. Immediately after the merger of LFB into HUBCO, the Association shall be merged with and into the Bank with the Bank surviving.

                  The respective Boards of Directors of LFB, HUBCO, the Bank and the Association have each duly adopted and approved this Agreement and the Board of Directors of LFB has directed that it be submitted to LFB's shareholders for approval.

                  As a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of LFB Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, LFB is issuing an option to HUBCO (the "HUBCO Stock Option") to purchase certain shares of the authorized and unissued LFB Common Stock subject to the terms and conditions set forth in the Agreement governing the HUBCO Stock Option.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), LFB shall be merged with and into HUBCO (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and LFB and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and LFB shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and LFB and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and LFB in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or LFB is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or LFB if the Merger had not occurred.

                  1.3.  Certificate of Incorporation.  As of the Effective Time,
the certificate of incorporation of HUBCO shall be the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. As of the Effective Time, the Bylaws of HUBCO shall be the Bylaws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. As of the Effective Time, the directors and officers of HUBCO shall be the directors and officers of the Surviving Corporation.

                  1.6 Closing, Closing Date, Determination Date and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least five business days notice (the "Closing Notice") given to LFB, which date (the "Closing Date") shall be not more than twenty (20) business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "Determination Date" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. Simultaneous with or immediately following the Closing, HUBCO and LFB shall cause to be filed a certificate of merger, in form and substance satisfactory to HUBCO and LFB, with the Secretary of State of the State of New Jersey (the "Certificate of Merger"). The Certificate of Merger shall specify the "Effective Time" of the Merger, which Effective Time shall be a date and time following the Closing agreed to by HUBCO and LFB (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the Certificate of Merger, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the Certificate of Merger.

                  1.7 The Bank Merger. Immediately following the Effective Time, the Association shall be then merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act"). In the Bank Merger, the Bank shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Association shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Association and the Bank and all of the property, rights, privileges, powers and franchises of each of the Association and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Association and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and Bylaws of the Bank shall be the certificate of incorporation and Bylaws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank. Following the execution of this Agreement, the Association and the Bank shall execute and deliver a merger agreement (the "Bank Merger Agreement"), both in form and substance reasonably satisfactory to the parties hereto, substantially as set forth in Exhibit 1.7 hereto, for delivery to the Commissioner of the New Jersey Department of Banking and Insurance (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Office of Thrift Supervision (the "OTS") for approval of the Bank Merger.

                  1.8 Liquidation Account. The liquidation account established by the Association pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained by HUBCO after the Bank Merger for the benefit of those persons and entities who were savings account holders of the Association on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein. If acquired by the rules and regulations of the OTS, the Surviving Bank will amend its certificate of incorporation to provide specifically for the continuation of the liquidation account previously established by the Association.

                      ARTICLE II - CONVERSION OF LFB SHARES

                  2.1. Conversion of LFB Common Stock. Each share of common stock, par value $0.10 per share, of LFB ("LFB Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                  (a) Exchange Ratio and Cash Election. Subject to the other provisions of this Section 2.1, each share of LFB Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as hereinafter defined) shall be converted at the Effective Time into (i) the right to receive 0.65 shares (the "Exchange Ratio") of common stock, no par value ("HUBCO Common Stock") of HUBCO, or (ii) the right to receive $20.64 in cash, without interest (the "Per Share Cash Amount"), or (iii) the right to receive a combination of shares of HUBCO Common Stock and cash determined in accordance with subparagraph (d) of this Section 2.1; provided, however, that,

                  (i) in any event, if between the date of this Agreement and the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio, the Median Pre-Closing Price and related items shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification; and

                  (ii) If the Median Pre-Closing Price of HUBCO Common Stock is $29.00 or less, the Exchange Ratio shall be increased, but not beyond 0.7000, to a number (rounded to four decimals) equal to the quotient, the numerator of which is $19.00 and the denominator of which is the Median Pre-Closing Price of HUBCO Common Stock. If the Median Pre-Closing Price of HUBCO Common Stock is $34.50 or more, the Exchange Ratio shall be decreased, but not beyond 0.6000, to a number (rounded to four decimals) equal to the quotient, the numerator of which is $22.3795 and the denominator of which is the Median Pre-Closing Price of HUBCO Common Stock; and

                  (iii) The "Median Pre-Closing Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the 4 lowest and 4 highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the NASDAQ Stock Market and published in The Wall Street Journal. A "trading day" shall mean a day for which a Closing Price is so supplied and published. (The NASDAQ Stock Market, or such other national securities exchange on which HUBCO Common Stock may be traded after the date hereof, is referred to herein as "NASDAQ").

                  After the Effective Time, all such shares of LFB Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of LFB Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of LFB Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of LFB Common Stock shall be exchanged for (i) certificates evidencing shares of HUBCO Common Stock issued in accordance with the allocation procedures of this Section 2.1 and/or (ii) cash payable in accordance with the allocation procedures of this Section 2.1, in each case upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of HUBCO Common Stock may be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                  (b) Ratio of HUBCO Common Stock to Cash. Subject to Section 2.1(k), the number of shares of LFB Common Stock to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to 49% (the "Cash Percentage") of the number of shares of LFB Common Stock outstanding immediately prior to the Effective Time. Subject to Section 2.1(k), the number of shares of LFB Common Stock to be converted into the right to receive HUBCO Common Stock in the Merger (the "Stock Election Number") shall be equal to 51% (the "Stock Percentage") of the number of shares of LFB Common Stock outstanding immediately prior to the Effective Time.

                  (c) Elections by Holders of Stock or Cash. Subject to the allocation and election procedures set forth in this Section 2.1, each record holder immediately prior to the Effective Time of shares of LFB Common Stock will be entitled (i) to elect to receive cash for all of such shares (a "Cash Election"), (ii) to elect to receive HUBCO Common Stock for all of such shares (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or HUBCO Common Stock for such shares (a "Non-Election"). All such elections shall be made on a form designed for that purpose (a "Form of Election") and in form and substance satisfactory to HUBCO and LFB. Holders of record of shares of LFB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that each such Form of Election covers all the shares of LFB Common Stock held by each Representative for a particular beneficial owner.

                  (d) Oversubscription for Cash Election. If the aggregate number of shares of LFB Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of LFB Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of LFB Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive HUBCO Common Stock, and the Cash Election Shares shall be converted into the right to receive HUBCO Common Stock and cash in the following manner:

                  (i) the Exchange Agent (as hereinafter defined) will select from among the holders of Cash Election Shares, by random selection, a sufficient number of such holders ("Stock Designees") such that the number of shares of LFB Common Stock held by the Stock Designees will, when added to the number of Stock Election Shares and Non-Election Shares, be equal as closely as practicable to the Stock Election
         Number, and all such Shares of LFB Common Stock held by the Stock Designees shall be converted into the right to receive HUBCO Common Stock; and

                  (ii) the Cash Election Shares not held by Stock Designees shall be converted into the right to receive cash.

                  (e) Oversubscription for Stock Election. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive HUBCO Common Stock or the right to receive cash in the following manner:

                  (i) the Exchange Agent (as hereinafter defined) will select from among the holders of Stock Election Shares, by random selection, a sufficient number of such holders ("Cash Designees") such that the number of shares of LFB Common Stock held by the Cash Designees will, when added to the number of Cash Election Shares and Non-Election Shares, be equal as closely as practicable to the Cash Election Number, and all such Shares of LFB Common Stock held by the Cash Designees shall be converted into the right to receive cash; and

                  (ii) the Stock Election Shares not held by Cash Designees shall be converted into the right to receive HUBCO Common Stock.

                  (f) Selection of Non-Election Shares If No Oversubscription. In the event that neither paragraph (d) nor subparagraph (e) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive HUBCO Common Stock, and the Non-Election Shares shall be converted into either the right to receive HUBCO Common Stock or the right to receive cash by random selection by the Exchange Agent so that the Stock Election Number and the Cash Election Number equal their respective percentages of the number of shares of LFB Common Stock outstanding as closely as possible.

                  The random selection process to be used by the Exchange Agent pursuant to paragraphs (e) and (f) of this Section 2.1 will consist of drawing by lot or such other process (other than pro rata selection) as the Exchange Agent deems equitable and necessary to effect the allocations described in such paragraphs. A selection will be disregarded if, as a consequence, the Stock Election Number or the Cash Election Number would be exceeded by more than 1,000 shares.

                  (g) Procedures for Holders' Elections. Elections shall be made by holders of LFB Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by the holder and accompanied by the certificates representing the shares of LFB Common Stock as to which the election is being made (or properly completed, signed and submitted to the Exchange Agent by an appropriate bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). HUBCO will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of HUBCO (or the Exchange Agent) in such matters shall be conclusive and binding, provided that HUBCO (and the Exchange Agent) does not act unreasonably and shall promptly notify LFB of its decision in writing. Neither HUBCO nor the Exchange Agent will be under any obligation to, but HUBCO and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.1 and all such computations shall be conclusive and binding on the holders of LFB Common Stock, provided that the Exchange Agent does not act unreasonably.

                  (h) Failure of Holder to Elect. For the purposes hereof, a holder of LFB Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If HUBCO or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured by the Election Deadline (as hereafter defined), be deemed to be of no force and effect and the shareholder or Representative making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

                  (i) Mailing of Election Forms to Holders and Deadline. HUBCO and LFB shall each use its best efforts to mail the Form of Election to all persons who are holders of record of LFB Common Stock on the record date for the Stockholders Meeting (as defined in Section 5.7) and who become holders of LFB Common Stock during the period between the record date for the Stockholders Meeting and 10:00 a.m. New York time, on at least the date fifteen calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of LFB Common Stock subsequent to such day and no later than the close of business on the Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the third business day prior to the Closing (the "Election Deadline") in order to be effective. All elections will be irrevocable.

                  (j) Excluded Shares. Each share of LFB Common Stock held in the treasury of LFB or any of LFB's wholly-owned subsidiaries and each share of LFB Common Stock owned by HUBCO or any of HUBCO's wholly-owned subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time ("Excluded Shares") shall be cancelled; provided, however, that the LFB Common Stock held by the LFB Employee Stock Ownership Plan and Trust (the "LFB ESOP") and the Little Falls Bank Management Stock Bonus Plan (the "LFB MSBP") and the 1998 Directors Stock Compensation Plan and the 1997 Directors Stock Compensation Plan shall not be covered by this paragraph.

                  (k) Increase in Stock Election Number Due to Tax Opinion. If the tax opinion referred to in Section 6.1(d) and to be delivered at the Closing (The "Tax Opinion") cannot be rendered (as reasonably determined by Pitney, Hardin, Kipp & Szuch and concurred in by Malizia, Spidi, Sloane & Fisch, P.C.) as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code (as hereafter defined in Section 3.8), then the Stock Percentage shall be automatically increased and the Cash Percentage shall be automatically decreased to the minimum extent necessary to enable the Tax Opinion to be rendered.

         2.2.  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, HUBCO shall deposit, or shall cause to be deposited, with a bank or trust company designated by HUBCO, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of LFB Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Common Stock and cash in such amount that the Exchange Agent possesses such number of shares of HUBCO Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of LFB Common Stock (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by HUBCO and LFB and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HUBCO may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Common Stock or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of LFB Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, (B) cash to which such holder is entitled to receive in respect of the shares of LFB Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, (C) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e) and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), (the shares of HUBCO Common Stock, dividends, distributions and cash described in clauses (A), (B), (C) and
(D) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of LFB Common Stock which is not registered in the transfer records of LFB, a certificate evidencing the proper number of shares of HUBCO Common Stock and/or cash may be issued and/or paid in accordance with this
Article II to a transferee if the Certificate evidencing such shares of LFB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the applicable type and amount of Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of HUBCO Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of HUBCO Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Common Stock. No interest shall be paid on the Merger Consideration.

                  (d) No Further Rights in LFB Common Stock. All shares of HUBCO Common Stock issued and cash paid upon conversion of the shares of LFB Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of LFB Common Stock.

                  (e) No Fractional Shares. No certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of LFB Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of LFB Common Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration to which they are entitled.

                  (g) No Liability. Neither HUBCO nor the Bank shall be liable to any holder of shares of LFB Common Stock for any such shares of HUBCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. HUBCO shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of LFB Common Stock, the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of LFB Common Stock in respect of which such deduction and withholding was made by HUBCO.

                  2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of LFB shall be closed and there shall be no further registration of transfers of shares of LFB Common Stock thereafter on the records of LFB. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4. LFB Stock Options. Other than the HUBCO Stock Option, all options which may be exercised for issuance of LFB Common Stock (each, a "Stock Option" and collectively the "Stock Options") are described in the LFB Disclosure Schedule and are issued and outstanding pursuant to the LFB 1996 Stock Option Plan (the "LFB Stock Option Plan") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). HUBCO acknowledges and agrees to honor the provisions of the LFB Stock Option Plan and the Option Grant Agreements, including those relating to vesting and conversion in connection with a change in control of LFB. Each Stock Option outstanding at the Effective Time (each, a "Continuing Stock Option") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of LFB Common Stock pursuant to the Continuing Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the LFB Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended except that the holder of a Stock Option who continues in the service of HUBCO or a subsidiary of HUBCO shall not be deemed to have terminated service for purposes of determining the Continuing Stock Option exercise period) and for all Continuing Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code (as defined in Section 3.8 hereof). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.

                  2.5. HUBCO Common Stock. The shares of HUBCO Common Stock outstanding or held in treasury immediately prior to the Effective Time shall not be effected by the Merger but shall be the same number of shares of the Surviving Corporation.

               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LFB

                  References herein to "LFB Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by LFB to HUBCO. LFB hereby represents and warrants to HUBCO as follows:

                  3.1.  Corporate Organization.

                           (a) LFB is a corporation  duly  organized and validly
existing under the laws of the State of New Jersey. LFB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries (as defined below), taken as a whole. LFB is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA").

                           (b)  Each  LFB  Subsidiary  and its  jurisdiction  of
incorporation is listed in the LFB Disclosure Schedule. For purposes of this Agreement, the term "LFB Subsidiary" means any corporation, partnership, joint venture or other legal entity in which LFB, directly or indirectly, owns at least a 50% stock or other equity interest or for which LFB, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "LFB Subsidiary" shall include any entity which was a LFB Subsidiary at any time during such period. The Association is a federally chartered bank duly organized and validly existing in stock form under the laws of the United States. All eligible accounts of depositors issued by the Association are insured by the Savings Association Insurance Fund of the FDIC (the "SAIF") or the Bank Insurance Fund of the FDIC ("BIF") to the fullest extent permitted by law. Each LFB Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries, taken as a whole.

                           (c) The LFB  Disclosure  Schedule sets forth true and
complete copies of the Certificate of Incorporation or Charter and Bylaws, as in effect on the date hereof, of LFB and each LFB Subsidiary. Except as set forth in Disclosure Schedule 3.1(b), the Association and LFB do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

                  3.2. Capitalization. The authorized capital stock of LFB consists of 10,000,000 shares of LFB Common Stock and 5,000,000 shares of preferred stock, $0.10 par value per share ("LFB Preferred Stock"). As of the date hereof, there were 2,477,525 shares of LFB Common Stock issued and outstanding and 564,225 treasury shares and no shares of LFB Preferred Stock issued or outstanding. As of January 1, 1999, there were 247,161 shares of LFB Common Stock issuable upon exercise of outstanding stock options. The LFB Disclosure Schedule contains (i) a list of all Stock Options, their exercise prices and expiration dates, and (ii) true and complete copies of the LFB Stock Option Plan and a specimen of each form of Option Grant Agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options will be fully vested on the Closing Date, in each case in accordance with the terms of the LFB Stock Option Plan and Option Grant Agreements pursuant to which such Stock Options were granted. No Stock Option is exercisable more than 90 days after the termination of employment except in the case of death or disability when the Stock Option may be exercised for up to one year after the termination of employment. All issued and outstanding shares of LFB Common Stock, and all issued and outstanding shares of capital stock of each LFB Subsidiary, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties imposed by LFB or any LFB Subsidiary. Except for the Stock Options listed on the LFB Disclosure Schedule and the award of 8,845 Plan Share Awards under the 1998 Directors Stock Compensation Plan, and the 84,148 unvested shares under the 1998 Directors Stock Compensation Plan, 1997 Directors Stock Compensation Plan and the 1996 Management Stock Bonus Plan for which shares are held in trust and the HUBCO Stock Option, neither LFB nor the Association has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of LFB or the Association or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                           (a) Subject to the approval of this Agreement and the
transactions contemplated hereby by all applicable regulatory authorities and by the shareholders of LFB, and except as set forth in the LFB Disclosure Schedule, LFB and the Association have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the directors of LFB and the Association in accordance with their respective Certificate of Incorporation and Bylaws and applicable laws and regulations. Except for such approvals, no other corporate proceedings not otherwise contemplated hereby on the part of LFB or the Association are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by LFB and the Association, and constitutes a valid and binding obligation of each of LFB and the Association, enforceable against LFB and the Association in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally chartered savings banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                           (b)  Neither  the  execution  and  delivery  of  this
Agreement by LFB or the Association, nor the consummation by LFB or the Association of the transactions contemplated hereby in accordance with the terms hereof, or compliance by LFB or the Association with any of the terms or provisions hereof, will (i) violate any provision of LFB's or the Association's Certificate of Incorporation or Charter or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to LFB, the Association or any of their respective properties or assets, or (iii) except as set forth in the LFB Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of LFB or the Association under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which LFB or the Association is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the OTS, the Department, the New Jersey Department of Environmental Protection (the "DEP") (if required), the New Jersey Secretary of State, the Securities and Exchange Commission (the "SEC"), and the shareholders of LFB, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of LFB or the Association in connection with (x) the execution and delivery by LFB of this Agreement and (y) the consummation by LFB of the Merger, and the consummation by LFB and the Association of the other transactions contemplated hereby, except (i) such as are listed in the LFB Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of LFB's knowledge, no fact or condition exists which LFB has reason to believe will prevent it and the Association from obtaining the aforementioned consents and approvals.

                  3.4.  Financial Statements.

                           (a) The LFB Disclosure  Schedule sets forth copies of
the consolidated statements of financial condition of LFB as of December 31, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of Radics & Co., LLC, independent public accountants with respect to LFB ("R&C"), and the unaudited consolidated statement of condition of LFB as of September 30, 1998 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1998 and 1997, as reported in LFB's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "LFB Financial Statements"). The LFB Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of LFB as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of LFB for the respective periods set forth therein.

                           (b) The  books  and  records  of LFB and  each of its
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the LFB Financial Statements (including the notes thereto), as of September 30, 1998, neither LFB nor any LFB Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of LFB and the LFB
Subsidiaries, taken as a whole which were required by GAAP (consistently applied) to be disclosed in LFB's consolidated statement of condition as of September 30, 1998 or the notes thereto, except to the extent of the 1998
Directors Stock Compensation Plan and any payments to be made upon benefits acceleration upon a change in control under various benefit plans. Since September 30, 1998, neither LFB nor any LFB Subsidiary has incurred any liabilities except in the ordinary course of business and consistent with prudent business practice, except as related to the transactions contemplated by this Agreement or except as set forth in the LFB Disclosure Schedule.

                  3.5. Broker's and Other Fees. Except for FinPro, Inc. ("FinPro"), neither LFB nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with FinPro is set forth in the LFB Disclosure Schedule. Other than pursuant to the agreement with FinPro, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by LFB or any its Subsidiaries.

                  3.6.  Absence of Certain Changes or Events.

                           (a)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, there has not been any LFB Material Adverse Change (as hereinafter defined) since September 30, 1998 and to the best of LFB's knowledge, no fact or condition exists which LFB believes will cause such an LFB Material Adverse Change in the future. "LFB Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of LFB and the LFB Subsidiaries taken as a whole, other than (i) a change in the value of the respective investment and loan portfolios of LFB and the LFB Subsidiaries as the result of a change in interest rates generally, (ii) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects savings institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) payments to executive officers or other employees of LFB or the Association pursuant to agreements or arrangements with such persons, which agreements or arrangements are included in the LFB Disclosure Schedule, or (v) actions or omissions of LFB or any LFB Subsidiary either specifically permitted by this Agreement or taken with the prior written consent of HUBCO in contemplation of the transactions contemplated hereby (including without limitation any actions taken by LFB or the Association pursuant to Section 5.15 of this Agreement).

                           (b) Neither LFB nor any LFB  Subsidiary  has taken or
permitted any of the actions set forth in Section 5.2 hereof between September 30, 1998 and the date hereof and, except for execution of this Agreement, and the other documents contemplated hereby, LFB and each LFB Subsidiary has conducted their respective businesses only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the LFB Disclosure Schedule, and except for ordinary routine litigation incidental to the business of LFB and the LFB Subsidiaries, neither LFB nor any LFB Subsidiary is a party to any, and there are no pending or, to the best of LFB's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against LFB or any LFB Subsidiary which, if decided adversely to LFB or any LFB Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole. Except as disclosed in the LFB Disclosure Schedule, neither LFB nor any LFB Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to LFB or such LFB Subsidiary.

                  3.8.  Taxes and Tax Returns.

                           (a) LFB and each LFB  Subsidiary  has duly filed (and
until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. LFB and each LFB Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of LFB or such LFB Subsidiary through such date. None of the federal or state income tax returns of LFB or any LFB Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New Jersey Division of Taxation within the past six years. To the best knowledge of LFB, except as disclosed in the LFB Disclosure Schedule, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon LFB or any LFB Subsidiary, nor has LFB or any LFB Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, neither LFB nor any LFB Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes,
(iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by LFB or such LFB Subsidiary (nor does LFB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. (c) Neither LFB nor any LFB Subsidiary has any tax loss carryforwards.

                  3.9.  Employee Benefit Plans.

                           (a)  Except  as  set  forth  on  the  LFB  Disclosure
Schedule, neither LFB nor any LFB Subsidiary maintains or contributes to any "employee pension benefit plan" (the "LFB Pension Plans") within the meaning of such term in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "LFB Welfare Plans") within the meaning of such term in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither LFB nor any LFB Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," within the meaning of Section 3(37) of ERISA.

                           (b)  LFB  has  previously  delivered  to  HUBCO,  and
included in the LFB Disclosure Schedule, a complete and accurate copy of each of the following including any amendments thereto with respect to each of the LFB Pension Plans and LFB Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report and financial statement, if any; and (v) most recent annual report on Form 5500. The Little Falls Bancorp, Inc. Employee Stock Ownership Plan (the "LFB ESOP") owns approximately 9.8% of the outstanding LFB Common Stock; the LFB ESOP owes approximately $2.2 million to LFB which is expected to be fully discharged by payment to HUBCO from the cash merger consideration payable to the LFB ESOP upon consummation of the Merger.

                           (c)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, the present value of all accrued benefits, both vested and non-vested, under each of the LFB Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such LFB Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of LFB's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                           (d) During the last six years,  the  Pension  Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against LFB or any LFB Subsidiary which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each LFB Pension Plan have been paid. All contributions required to be made to each LFB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of LFB which have not been paid have been properly recorded on the books of LFB .

                           (f)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, each of the LFB Pension Plans, LFB Welfare Plans and each other employee benefit plan and arrangement identified on the LFB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the LFB Disclosure Schedule, if LFB maintains any LFB Pension Plan, LFB has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, and LFB is not aware of any fact or circumstance which would disqualify any plan.

                           (g) To the  best  knowledge  of  LFB,  no  non-exempt
prohibited  transaction,  within  the  meaning  of  Section  4975 of the Code or
Section 406 of ERISA, has occurred with respect to any LFB Welfare Plan or LFB Pension Plan that would result in any material tax or penalty for LFB or any LFB Subsidiary.

                           (h)  No  LFB  Pension  Plan  or  any  trust   created
thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4043(b) of ERISA, with respect to any LFB Pension Plan.

                           (i)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, no "accumulated funding deficiency," within the meaning of Section 412 of the Code, has been incurred with respect to any LFB Pension Plan.

                           (j) There are no  material  pending,  or, to the best
knowledge of LFB, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the LFB Pension Plans or the LFB Welfare Plans, any trusts created thereunder or any other plan or arrangement other than as identified in the LFB Disclosure Schedule.

                           (k)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, no LFB Pension Plan or LFB Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any LFB Pension Plan.

                           (l) Except with respect to customary health, life and
disability benefits or as disclosed in the LFB Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the LFB Financial Statements and established in accordance with GAAP.

                           (m) With  respect  to each LFB  Pension  Plan and LFB
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of LFB or any LFB Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (n) Except (i) for  payments  and other  benefits due
pursuant to the employment agreements included within the LFB Disclosure Schedule, and (ii) as set forth in the LFB Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, or as required by law, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of LFB or any LFB Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any LFB Pension Plan or LFB Welfare Plan.

                           (o)  Except  for the LFB  Pension  Plans  and the LFB
Welfare Plans, and except as set forth on the LFB Disclosure Schedule, LFB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of LFB or any LFB Subsidiary or any predecessor of any thereof. The LFB Disclosure Schedule sets forth: (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                           (p)  Except  as  set  forth  in  the  LFB  Disclosure
Schedule, LFB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The LFB Disclosure Schedule lists each such insurance policy and includes a copy of each agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of LFB `s knowledge, neither LFB nor any LFB Pension Plan or LFB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                           (q)  Except  as  set  forth  in  the  LFB  Disclosure
Schedule, LFB does not maintain any retirement plan or retiree medical plan or arrangement for directors. The LFB Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                           (r) On or before the date hereof,  LFB has caused the
Little Falls Savings Bank Directors Consultation and Retirement Plan (the "Director Retirement Plan") to be terminated at the Effective Time and has obtained in writing the consent of every participant to such termination and such consents are part of the LFB Disclosure Schedule. LFB has also caused the [Post-Retirement Health Plan] to be terminated at the Effective Time and each participant therein has consented to such termination and the consent is contained in the Disclosure Schedule.

                  3.10.  Reports.

                           (a) The LFB Disclosure Schedule lists, and as to item
(i) below LFB has previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement filed by LFB since January 1, 1996 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials, dividend checks, and press releases) mailed by LFB to its shareholders as a class since January 1, 1996, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                           (b)  Since  January  1,  1996,  (i) LFB has filed all
reports that it was required to file with the SEC under the 1934 Act, and (ii) LFB and the Association each has duly filed all material forms, reports and documents which it was required to file with each agency charged with regulating any aspect of its business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, LFB promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or current report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The LFB Disclosure Schedule lists the dates of all examinations of LFB or the Association conducted by either the FDIC or the OTS since January 1, 1996 and the dates of any responses thereto submitted by LFB or the Association.

                  3.11. LFB and Association Information. The information relating to LFB and the Association, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to shareholders of LFB in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to shareholders of LFB, and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the LFB Disclosure Schedule, LFB and each LFB Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to LFB or such LFB Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole) and LFB has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13.  Certain Contracts.

                           (a) Except for plans  referenced  in Section  3.9 and
disclosed in the LFB Disclosure Schedule, (i) neither LFB nor any LFB Subsidiary is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from LFB or any LFB Subsidiary to any officer, employee, director or consultant thereof. The LFB Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which LFB or any LFB Subsidiary is a party.

                           (b)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued by the Association in the ordinary course of business,
(i) as of the date of this Agreement, neither LFB nor any LFB Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which LFB or any LFB Subsidiary is a party or by which either of them is bound limits the freedom of LFB or any LFB Subsidiary to compete in any line of business or with any person, and (iii) neither LFB nor any LFB Subsidiary is a party to any collective bargaining agreement.

                           (c)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, neither LFB nor any LFB Subsidiary or, to the best knowledge of LFB, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Association is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries, taken as a whole.

                  3.14.  Properties and Insurance.

                           (a)  Except  as  set  forth  in  the  LFB  Disclosure
Schedule, LFB or a LFB Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in LFB's consolidated balance sheet as of September 30, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of LFB and the LFB Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, LFB or one or more of its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by LFB and such Subsidiaries in all material respects as presently occupied, used, possessed and controlled by LFB and its Subsidiaries.

                           (b)  Except  as  set  forth  in  the  LFB  Disclosure
Schedule, the business operations and all insurable properties and assets of LFB and each LFB Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of LFB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of LFB adequate for the business engaged in by LFB and the LFB Subsidiaries. As of the date hereof, neither LFB nor any LFB Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The LFB Disclosure Schedule sets forth in summary form a list of all insurance policies of LFB and the LFB Subsidiaries.

                  3.15. Minute Books. The minute books of LFB and the LFB Subsidiaries contain records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16. Environmental Matters. Except as set forth in the LFB Disclosure Schedule:

                           (a) Neither LFB nor any LFB  Subsidiary  has received
any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that LFB or such LFB Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole. LFB has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by LFB or any LFB Subsidiary, as REO or otherwise, or owned or controlled by LFB or any LFB Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries, taken as a whole. Except as described in the LFB Disclosure Schedule, none of the Properties is located outside the State of New Jersey.

                           (b) LFB has no knowledge  that any of the  Properties
has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of LFB and the LFB Subsidiaries taken as a whole.

                           (c) To the best of  LFB's  knowledge,  LFB,  each LFB
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations that require the permit or registration.

                           (d)  Except  as  disclosed  in  the  LFB   Disclosure
Schedule, to the knowledge of LFB, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by LFB or any LFB Subsidiary.

                  3.17. Reserves. As of September 30, 1998, the allowance for loan losses in the LFB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the loan loss reserve complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS. As of September 30, 1998, the reserve for REO properties (or if no reserve, the carrying value of REO properties) in the LFB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for REO properties (or if no reserve, the carrying value of REO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS.

                  3.18. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of LFB or any LFB Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from LFB, a LFB Subsidiary, HUBCO or any HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Agreements with Bank Regulators. Except as disclosed in the LFB Disclosure Schedule, neither LFB nor any LFB Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by LFB prior to the date of this Agreement, nor has LFB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by LFB prior to the date of this Agreement. Neither LFB nor any LFB Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by LFB prior to the date of this Agreement.

                  3.20. Year 2000 Compliance. LFB and the LFB Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by LFB and the LFB Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the LFB Disclosure Schedule, LFB does not expect the future cost of addressing such issues to be material.

                  3.21. Reorganization. As of the date hereof, after reviewing the terms of this Agreement with LFB's attorneys, LFB does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the Code.

                  3.22.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to LFB. HUBCO hereby represents and warrants to LFB as follows:

                  4.1.  Corporate Organization.

                           (a) HUBCO is a corporation duly organized and validly
existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                           (b) Each  HUBCO  Subsidiary  is  listed  in the HUBCO
Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HUBCO Subsidiary" shall include any entity which was an HUBCO Subsidiary at any time during such period. Each HUBCO Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey. Lafayette American Bank ("Lafayette") is duly organized and validly existing under the laws of the State of Connecticut. All eligible accounts of depositors issued by the Bank and Lafayette are insured by BIF to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of HUBCO as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of HUBCO consists of 53,045,000 common shares, no par value ("HUBCO Common Stock"), and 10,300,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of December 31, 1998, there were 40,411,521 shares of HUBCO Common Stock issued and outstanding, and 221,683 shares of treasury stock, and 500 shares of HUBCO Authorized Preferred Stock outstanding all of which were designated Series B, no par value, Convertible Preferred Stock. Except as described in the HUBCO Disclosure Schedule, there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock and HUBCO Authorized Preferred Stock, and all issued and outstanding shares of capital stock of HUBCO's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as described in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.  Authority; No Violation.

                           (a)   Subject  to  the   receipt  of  all   necessary
governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes a valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding  companies,  (ii) general  equitable  principles,  and
(iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                           (b)  Neither  the   execution  or  delivery  of  this
Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO or any HUBCO Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operation, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OTS, the SEC, the Department, or the Secretary of State of New Jersey, and the possible need under the NASDAQ rules to obtain HUBCO shareholder approval, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with
(x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operation, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4.  Financial Statements.

                           (a) The HUBCO  Disclosure  Schedule sets forth copies
of the consolidated statements of financial condition of HUBCO as of December 31, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants with respect to HUBCO and the unaudited consolidated statement of condition of HUBCO as of September 30, 1998 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1998 and 1997, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                           (b) The  books  and  records  of HUBCO  and the HUBCO
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the HUBCO Financial Statements (including the notes thereto), as of September 30, 1998 neither HUBCO nor any of the HUBCO
Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of September 30, 1998 or the notes thereto. Except for the transactions contemplated by this Agreement, and the other proposed acquisitions by HUBCO reflected in any press release issued or Form 8-K filed by HUBCO with the SEC since September 30, 1998, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since September 30, 1998 except in the ordinary course of business and consistent with past practice (including for other pending or contemplated acquisitions).

                  4.5. Broker's and Other Fees. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any HUBCO Material Adverse Change since September 30, 1998 and to the best of HUBCO's knowledge, no facts or condition exists which HUBCO believes will cause a HUBCO Material Adverse Change in the future. "HUBCO Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of HUBCO and the HUBCO Subsidiaries taken as a whole, other than (i) a change in the value of the respective investment and loan portfolios of HUBCO and the HUBCO Subsidiaries as the result of a change in interest rates generally, (ii) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) changes resulting from acquisitions by HUBCO or any HUBCO Subsidiary pending on the date hereof and known to LFB, other than changes resulting from facts not disclosed to, or otherwise known by, LFB on or prior to the date hereof, or (v) the entry, after the date hereof, by HUBCO or any HUBCO Subsidiary into an agreement to acquire another entity.

                  4.7  Legal  Proceedings.  Except  as  disclosed  in the  HUBCO
Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its Subsidiaries, taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8 Reports. Since January 1, 1996, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.9 HUBCO Information. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of LFB to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.10 Compliance With Applicable Law. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.11 Funding and Capital Adequacy. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will be deemed "well capitalized" under prompt corrective action regulatory capital requirements.

                  4.12 HUBCO Common Stock. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of Stock Options subsequent thereto. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations, and will be approved or listed for trading on NASDAQ.

                  4.13 Agreements with Bank Regulators. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to LFB by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to LFB by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to LFB by HUBCO prior to the date of this Agreement.

                  4.14     Taxes and Tax Returns.

                           (a) HUBCO and  HUBCO's  subsidiaries  have duly filed
(and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to LFB in writing). HUBCO and HUBCO's subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and its Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and its Subsidiaries which have been examined by the applicable authorities within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or its Subsidiaries, nor has HUBCO or its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Except  as set  forth  in the  HUBCO  Disclosure
Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO or any of its Subsidiaries (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.15     Employee Benefit Plans.

                           (a) HUBCO and its Subsidiaries maintain or contribute
to certain "employee pension benefit plans" (the "HUBCO Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor its subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                           (b)  HUBCO is not  aware of any fact or  circumstance
which would disqualify any HUBCO Pension Plan or HUBCO Welfare Plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                           (c) The present value of all accrued  benefits  under
each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                           (d)  During  the  last  six  years,  the PBGC has not
asserted any claim for liability against HUBCO or any of its subsidiaries which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                           (f) No "accumulated funding  deficiency",  within the
meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                           (g) There are no pending or, to the best knowledge of
HUBCO, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                           (h) Except with respect to customary health, life and
disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

                  4.16 Contracts. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries, or to the best knowledge of HUBCO, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which a banking subsidiary of HUBCO is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its subsidiaries, taken as a whole.

                  4.17     Properties and Insurance.

                           (a) HUBCO and its  Subsidiaries  have good and, as to
owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or its Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and its Subsidiaries.

                           (b)  The  business   operations   and  all  insurable
properties and assets of HUBCO and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and its Subsidiaries. As of the date hereof, neither HUBCO nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.18. Environmental Matters. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any of its subsidiaries in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its Subsidiaries, taken as a whole.

                  4.19 Reserves. As of September 30, 1998, the allowance for possible loan losses in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable FDIC and New Jersey Department of Banking policies. As of September 30, 1998, the valuation allowance for OREO properties in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance.

                  4.20. Year 2000 Compliance. HUBCO and the HUBCO Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by HUBCO and the HUBCO Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and HUBCO does not expect the future cost of addressing such issues to be material.

                  4.21 Reorganization. As of the date hereof, after reviewing the terms of this Agreement, with HUBCO's attorneys, HUBCO does not have any reason to believe that the Merger will fail to as a reorganization under Section 368(a) of the Code.

                  4.22 Disclosure.  No representation  or warranty  contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1.  Conduct of the  Business of LFB.  During the period from the date of this Agreement to the Effective Time, LFB and the Association shall, and shall cause each LFB Subsidiary to, conduct their respective businesses only in the ordinary course and consistent with past practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld, provided, however, that the Association may in its sole discretion cause the 1998 Directors Stock
Compensation Plan to purchase up to 8,845 shares of LFB Common Stock for delivery to Plan participants, pursuant to the terms of the Plan. Each of LFB and the Association also shall use its reasonable best efforts to (i) preserve its business organization and that of the LFB Subsidiaries intact, (ii) keep available to itself and the LFB Subsidiaries the present services of their respective employees, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of the LFB Subsidiaries and others with whom business relationships exist.

                  5.2. Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the LFB Disclosure Schedule, or as permitted or required by this Agreement, neither LFB nor the Association will:

                           (a)  change  any  provision  of  its  Certificate  of
Incorporation or any similar governing documents;

                           (b) change any  provision  of its Bylaws  without the
consent of HUBCO which consent shall not be unreasonably withheld;

                           (c) change the number of shares of its  authorized or
issued capital stock (other than upon exercise of stock options or warrants described on the LFB Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, that from the date hereof to the Effective Time, LFB may declare, set aside or pay its regular dividends on the LFB Common Stock in a quarterly amount equal to $0.06 per share, with the dividend payment dates to be coordinated with HUBCO, it being the intention of the parties that the shareholders of LFB receive dividends for any particular calendar quarter on either the LFB Common Stock or the HUBCO Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both; provided, further, that nothing contained herein shall be deemed to affect the ability of the Association to pay dividends on its capital stock to LFB;

                           (d) grant any  severance  or  termination  pay (other
than pursuant to policies or contracts of LFB in effect on the date hereof and disclosed to HUBCO in the LFB Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except in each case (i) as required by law or (ii) as specified in
Section 5.2 of the LFB Disclosure Schedule;

                           (e) sell or  dispose  of any  substantial  amount  of
assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of LFB or the Association;

                           (f)  make  any  capital  expenditures  in  excess  of
$50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to HUBCO, except as set forth in Section 5.2 of the LFB Disclosure Schedule;

                           (g) file any  applications  or make any contract with
respect to branching or site location or relocation;

                           (h) agree to acquire in any manner  whatsoever (other
than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities other than investments in government, municipal or agency bonds having a maturity of less than five years;

                           (i)  make  any  material  change  in  its  accounting
methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (j) take any action  that would  result in any of its
representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (k) without  first  conferring  with  HUBCO,  make or
commit to make any new loan or other extension of credit in an amount of $500,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $500,000 or more, or increase by $500,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the LFB Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                           (l) agree to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, LFB and the Association shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving LFB or the Association (an "Acquisition Transaction"). Notwithstanding the foregoing, LFB may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of LFB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. LFB shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of LFB and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, LFB agrees to provide HUBCO, and HUBCO agrees to provide LFB, with internally prepared profit and loss statements no later than 25 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), LFB will deliver to HUBCO and HUBCO will deliver to LFB their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, LFB will deliver to HUBCO and HUBCO will deliver to LFB their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5.  Access to Properties and Records; Confidentiality.

                           (a) LFB and the  Association  shall  permit HUBCO and
its representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, LFB and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or LFB and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings (excluding information related to merger matters), organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or LFB and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, LFB acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to LFB except as such information is disclosed to HUBCO's shareholders generally.

                           (b) All  information  furnished by the parties hereto
previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6.  Regulatory Matters.

                           (a) For the  purposes  of  holding  the  Shareholders
Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Common Stock to be issued to LFB shareholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO with the SEC of a Registration Statement including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by LFB and HUBCO to the LFB shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Common Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                           (b) HUBCO  shall  furnish  LFB with such  information
concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise LFB if at any time prior to the Shareholders' Meeting any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide LFB with the information needed to correct such inaccuracy or omission. HUBCO shall promptly furnish LFB with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and the HUBCO Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to LFB shareholders.

                           (c) LFB shall  furnish  HUBCO  with such  information
concerning LFB as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to LFB, to comply with Section 5.6(a) hereof. LFB agrees promptly to advise HUBCO if at any time prior to the Shareholders' Meeting, any information provided by LFB in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide HUBCO with the information needed to correct such inaccuracy or omission. LFB shall promptly furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to LFB and the Association to comply with Section 5.6(a) after the mailing thereof to LFB shareholders.

                           (d) HUBCO shall as promptly as practicable  make such
filings as are  necessary  in  connection  with the offering of the HUBCO Common
Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. LFB shall promptly furnish HUBCO with such information regarding the LFB shareholders as HUBCO requires to enable it to determine what filings are required hereunder. LFB authorizes HUBCO to utilize in such filings the information concerning LFB and the Association provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish LFB's counsel with copies of all such filings and keep LFB advised of the status thereof. HUBCO and LFB shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and LFB shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                           (e) HUBCO shall cause the HUBCO Common Stock issuable
pursuant to the Merger to be listed on NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to exercise of Stock Options to be accepted for listing on NASDAQ when issued.

                           (f) The parties hereto will cooperate with each other
and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OTS, the Department, the SEC and (if required) the DEP. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

                           (g) Each of the parties  will  promptly  furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                           (h) LFB  acknowledges  that  HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning LFB may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. HUBCO shall provide LFB and its counsel with copies of such registration statements at the time of filing. LFB agrees to provide HUBCO with any information, certificates, documents or other materials about LFB as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. LFB shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse LFB for reasonable expenses thus incurred by LFB should this transaction be terminated for any reason. HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding LFB unless LFB shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                           (i)  Between  the  date  of  this  Agreement  and the
Effective Time, LFB shall cooperate with HUBCO to reasonably conform LFB's policies and procedures regarding applicable regulatory matters to those of HUBCO, as HUBCO may reasonably identify to LFB from time to time, provided, however, that implementation of such conforming actions may at LFB's discretion be delayed until the time period following receipt of shareholder and all regulatory approvals, as provided at Section 5.15.

                  5.7. Approval of Shareholders. LFB will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of LFB (the "Shareholders Meeting") for the purpose of securing the approval of shareholders of this Agreement, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if (x) its investment banker withdraws its fairness opinion prior to the Shareholders' Meeting or (y) LFB's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of LFB the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  5.8.  Further Assurances.

                           (a)  Subject  to  the  terms  and  conditions  herein
provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                           (b) HUBCO  agrees  that  from the date  hereof to the
Effective Time, except as otherwise approved by LFB in writing or as permitted or required by this Agreement, HUBCO will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement.

                           (c) HUBCO, the Bank, LFB and the Association will use
reasonable efforts to cause the Merger to occur on or before June 30, 1999.

                  5.9. Public Announcements. HUBCO and LFB shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and LFB agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

                  5.10. Failure to Fulfill  Conditions.  In the event that HUBCO or LFB determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1999 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, LFB and HUBCO will promptly inform the other of any facts applicable to LFB or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11.    Employee Matters.

                           (a)  Following  consummation  of  the  Merger,  HUBCO
agrees with LFB to honor the existing written employment and severance contracts with officers and employees of LFB and Association that are included in the LFB Disclosure Schedule.

                           (b) Following  consummation  of the Merger,  the Bank
will decide whether to continue each of the Association and/or LFB's pension and welfare plans for the benefit of employees of the Association and LFB, or to have such employees become covered under a HUBCO Pension and Welfare Plan. If HUBCO decides to cover Association and LFB employees under a HUBCO Pension and Welfare Plan, such employees will receive credit for prior years of service with the Association and/or LFB for purposes of determining eligibility to participate, and vesting, if applicable. No prior existing condition exclusion limitation or uninsured waiting periods shall be imposed with respect to any medical coverage plan as a result of the Merger.

                           (c) Any person  who was  serving  as an  employee  of
either LFB or the Association immediately prior to the Effective Time (other than those employees covered by either a written employment agreement or the arrangements set forth in Section 5.11 of the LFB Disclosure Schedule) whose employment is terminated by HUBCO or the Bank or any of the HUBCO Subsidiaries within one year after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from the Bank equal in amount to two weeks' base pay for each full year such employee was employed by LFB or the Association or any successor or predecessor thereto or other LFB Subsidiary, subject to a minimum of two weeks' severance and a maximum of 26 weeks' severance, together with any accrued but unused and unpaid vacation leave with respect to the calendar year in which termination occurs. For purposes of this Section 5.11, "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

                           (d)(i)  Each  participant  in the LFB ESOP not  fully
vested will, in accordance with the terms of the LFB ESOP, become fully vested in his or her LFB ESOP account as of the Effective Time. As soon as practicable after the execution of this Agreement, LFB and the Association will cooperate to cause the LFB ESOP to be amended, if necessary, and other action taken, in a manner reasonably acceptable to LFB and HUBCO, to provide that the LFB ESOP will terminate according to its terms upon the Effective Time. Between the date hereof and the Effective Time, the existing LFB ESOP indebtedness shall be paid in the ordinary course of business pursuant to the existing loan amortization schedule and LFB or the Association shall make such contributions to the LFB ESOP as necessary to fund such payments. Any indebtedness of the LFB ESOP remaining as of the Effective Time shall be repaid from the Trust associated with the LFB ESOP through application of cash proceeds or sale of the HUBCO Common Stock received by the LFB ESOP; provided, however, that any related sale or distribution of shares by the LFB ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, including any rules of the NASD. Upon the repayment of the LFB ESOP loan, the remaining funds in the LFB ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the Code and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to LFB ESOP participants (as determined under the terms of the LFB ESOP). LFB and HUBCO agree that, subject to the conditions described herein, as soon as practicable after the Effective Time and repayment of the LFB ESOP loan, participants in the LFB ESOP shall be entitled at their election to have the amounts in their LFB ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including HUBCO or Bank plans to the extent permitted by HUBCO) or individual retirement account.

                           (ii) The actions  relating to  termination of the LFB
ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the Internal Revenue Service ("IRS") with regard to the continued qualification and termination of the LFB ESOP after any required amendments. LFB will submit appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. LFB and HUBCO will adopt such additional amendments to the LFB ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (A) substantially change the terms outlined herein, (B) have a Material Adverse Change other than as disclosed in the LFB Disclosure Schedule on LFB or (C) result in an additional material liability to HUBCO.

                           (iii) As of and following the Effective  Time,  HUBCO
shall cause the LFB ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Time and proceed with termination of the LFB ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the LFB ESOP, provided, however, that no such termination distributions of the LFB ESOP shall occur after the Effective Time until a favorable termination letter has been received from the IRS. LFB shall cause the LFB ESOP to be amended, effective as of the Effective Time, to provide that the administrative committee thereof shall consist of two individuals appointed by HUBCO as of the Effective Time.

                           (e) HUBCO may elect to  continue or  terminate  LFB's
defined benefit pension plan or merge such plan into HUBCO's defined benefit pension plan.

                           (f) HUBCO may elect to continue  LFB's 401(k) plan or
merge such plan into HUBCO's 401(k) plan. Employees of LFB and the Association who become employees of HUBCO or any HUBCO Subsidiary shall either continue in LFB's 401(k) plan or become entitled to participate in the applicable HUBCO retirement savings plan ("401(k) Plan") in accordance with its terms.

                           (g) HUBCO will honor the Little Falls Bank  Directors
Consultation and Retirement Plan, as it has been amended to terminate at the Effective Time and pay-out not more than $400,000 (all of which shall have been accrued on the books of LFB by Closing) in the aggregate to the participants thereunder in full satisfaction of the Association's and LFB's obligations. HUBCO will also honor the Directors Health Benefits Plan as it has been amended to terminate at the Effective Time and pay-out not more than the $230,000, which has been accrued on the books of LFB as a liability of LFB in connection therewith, to the participants thereunder in full satisfaction of the Association and LFB's obligations thereunder.

                           (h) At the  Effective  Time LFB may pay its employees
for all unused vacation as of the Effective Time.

                           (i) HUBCO at the Closing will offer each  director of
LFB a position on a HUBCO advisory board for a period of 36 months with continuation of current director fees (only for any director receiving direct fees on the date of this Agreement) of $1,440 per month to such director during such period as scheduled in the LFB Disclosure Schedule.

                           (j) As of the Effective  Time, all awards under LFB's
Stock Option MSBP and Director Plans shall be vested and non-forfeitable.

                           (k)  Association and LFB shall continue its employee,
officer and director bonus policies as scheduled in the LFB Disclosure Schedule through Closing.

                           (l) As of the Effective Time, LFB and the Association
shall terminate Leonard G. Romaine as President and Chief Executive Officer upon payment of a $200,000 lump sum. On or before Effective Time, HUBCO shall enter into a Consulting Agreement as detailed at Schedule 5.11(l) of the LFB Disclosure Schedule.

                           (m) No employment  agreements between the Association
and its employees shall be renewed from the date of this Agreement through the Effective Time.

                  5.12. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; provided, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                  5.13.  Transaction Expenses of LFB.

                           (a) For planning purposes,  LFB shall, within 30 days
from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by LFB in connection with this transaction based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. LFB shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                           (b) Promptly  after the execution of this  Agreement,
LFB shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within 30 days. LFB shall accrue and/or pay all of such amounts as soon as possible.

                           (c) LFB  shall  cause  its  professionals  to  render
monthly invoices within 30 days after the end of each month. LFB shall advise HUBCO monthly of all out-of-pocket expenses which LFB has incurred in connection with this transaction.

                           (d) HUBCO, in reasonable consultation with LFB, shall
make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                  5.14       Indemnification.

                           (a) For a period  of six years  after  the  Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of LFB or the Association or serves or has served at the request of LFB or the Association in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of LFB or the Association or serves or has served at the request of LFB or the Association in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against LFB or the Association or any of their respective affiliates, or by any former or present shareholder of LFB (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of LFB or the Association or of any committee of LFB's or the Association's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent which LFB or the Association would have been permitted under any applicable law and their respective Certificates of Incorporation or Bylaws had the Merger not occurred (and HUBCO shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, but subject to subsection (b) below, HUBCO shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUBCO shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                           (b) From and after the  Effective  Time,  HUBCO shall
assume and honor any obligation of LFB or the Association immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or Bylaws of LFB or the Association, or arising out of any written indemnification agreements between LFB and/or the Association and such persons disclosed in the LFB Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                           (c) In the event  HUBCO or any of its  successors  or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                           (d) HUBCO  shall  cause  LFB's and the  Association's
officers and directors to be covered under a run-off rider applicable to LFB and the Association under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative at HUBCO's option, to be covered under a tail extension of LFB's and the Association's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to LFB's and the Association's existing officers' and directors' liability insurance.

                           (e) Any Indemnitee  wishing to claim  indemnification
under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 Bank Policies and Bank Merger. Notwithstanding that LFB believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, LFB recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, LFB and HUBCO shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, LFB's loan, accrual and reserve policies and LFB's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, the Bank Secrecy Act and FDIC matters, to those policies of HUBCO as HUBCO may reasonably identify to LFB from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by the Association, in each case where the aggregate exposure exceeds $500,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of LFB and the Association to the extent appropriate; provided that any required change in LFB's practices in connection with the matters described in clause (i) or (iii) above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until HUBCO agrees in writing that all conditions precedent to the Determination Date have occurred and HUBCO has provided the Closing Notice. No accrual or reserve made by LFB or any LFB Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(d) or Section 7.1(g) hereof.

                  5.16 Tax-Free Reorganization Treatment. Before the Effective Time, neither HUBCO nor LFB shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.17 Comfort Letters. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to LFB, and LFB shall cause R&C, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Shareholders Meeting of LFB, in the form customarily issued by such accountants at such time in transactions of this type.

                  5.18 Affiliates. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, LFB shall deliver to HUBCO
(a) a letter identifying all persons who, to the knowledge of LFB, may be deemed to be affiliates of LFB under Rule 145 of the 1933 Act, including, without limitation, all directors and executive officers of LFB and (b) cause each officer and director, and use its reasonable best efforts to cause each other person who may be deemed to be an affiliate of LFB, to execute and deliver to HUBCO a letter agreement, substantially in the form of Exhibit 5.18, agreeing to comply with Rule 145.

                         ARTICLE VI - CLOSING CONDITIONS

                  6.1. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                           (a) Approval of Shareholders; SEC Registration.  This
Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of LFB and, if required, by the requisite vote of the shareholders of HUBCO. The HUBCO Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                           (b) Regulatory Filings.  All necessary  regulatory or
governmental approvals and consents (including without limitation any required approval of the FDIC, the OTS, the Department, the FRB, the SEC and (if necessary) the DEP) required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any non-standard or non-customary term or condition which would materially impair the value of LFB and the Association, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                           (c) Suits and  Proceedings.  No  order,  judgment  or
decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or LFB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                           (d) Tax  Opinion.  HUBCO  and  LFB  shall  each  have
received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to LFB and its counsel and to HUBCO, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code;
(ii) no gain or loss shall be recognized upon the exchange of LFB Common Stock solely for Hubco Common Stock; (iii) in the case of LFB shareholders who receive cash in whole or in part in exchange for their LFB Common Stock, gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) in the case of LFB shareholders who recognize gain on the exchange of their LFB Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their LFB Common Stock), except in the case of any such shareholder as to which the exchange has the effect of a dividend within the meaning of Section 356(a)(2) of the Code by reason of the applicability of the stock attribution rules of Section 318 of the Code, it being understood that the applicability of such attribution rules to any particular shareholder shall depend on such shareholder's particular factual circumstances; (v) the basis of any Hubco Common Stock received in exchange for LFB Common Stock shall equal the basis of the recipient's LFB Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (vi) the holding period for any Hubco Common Stock received in exchange for LFB
Common Stock will include the period during which the LFB Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                  6.2. Conditions to the Obligations of HUBCO Under this Agreement. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a)  Representations  and Warranties;  Performance of
Obligations of LFB and the Association. Except for those representations which are made as of a particular date, the representations and warranties of LFB contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to Section 5.12 hereof. LFB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the LFB Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the LFB Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                           (b) Opinion of Counsel.  HUBCO shall have received an
opinion of counsel to LFB, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, substantially to the effect set forth in accordance with Exhibit 6.2(b) hereto.

                           (c) Certificates. LFB shall have furnished HUBCO with
such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                           (d) Legal Fees. LFB shall have  furnished  HUBCO with
letters from all attorneys representing LFB and the Association in any matters confirming that all legal fees in excess of $5,000 have been paid in full for services rendered as of the Effective Time.

                           (e) Merger Related  Expense.  LFB shall have provided
HUBCO with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger related expenses of LFB, other than printing expenses (which are within the control of HUBCO), shall be reasonable, taking into account normal and customary billing rates, fees and expenses for similar transactions. Any amounts less than 10 percent over budget shall be presumed reasonable.

                           (f)     Termination    of    Director     Retirement,
Post-Employment Health Benefit Plans and Option Grants. LFB shall have effectively terminated the Director Retirement Plan with no more than $400,000 in required payments and all of the participants shall have agreed to the termination of such Plan and the limitation on such payments and the waiver of any other payments or benefits. LFB shall have effectively terminated the January 1, 1995 Director Health Benefits Plan ("Directors Health Benefits Plan")with payments no more than the amount accrued as of the Effective Time on its books (which shall be no more than $230,000 above the amount accrued on the date hereof) and all of the participants shall have agreed to the termination of such Plan and the waiver of any other payments or benefits. The Directors of LFB and/or the Association shall, irrespective of any provision in this Agreement or in the LFB Stock Option Plan or any of the Option Grant Agreements, consent to the expiration of all outstanding stock options awarded by LFB to the directors, if not exercised within 90 days from the Effective Time.

                  6.3. Conditions to the Obligations of LFB Under this Agreement. The obligations of LFB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a)  Representations  and Warranties;  Performance of
Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to Section 5.12 hereof. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                           (b)  Opinion  of  Counsel  to HUBCO.  LFB shall  have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to LFB, substantially to the effect set forth in accordance with Exhibit 6.3(b) hereto.

                           (c)  Fairness  Opinion.  LFB shall have  received  an
opinion from FinPro, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to LFB's shareholders (and if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus), to the effect that, in its opinion, the consideration to be paid to shareholders of LFB hereunder is fair to such shareholders from a financial point of view ("Fairness Opinion") and such Fairness Opinion shall be updated as of the Effective Time.

                           (d) Certificates. HUBCO shall have furnished LFB with
such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as LFB may reasonably request.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of LFB:

                           (a) by mutual written consent of the parties hereto;

                           (b) by HUBCO or LFB (i) if the  Effective  Time shall
not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the shareholders of LFB is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof), or (iii) if a vote of the shareholders of HUBCO is required by applicable NASDAQ rules, such vote is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof);

                           (c) by HUBCO or LFB upon written  notice to the other
if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to LFB if any such application is approved with conditions (other than conditions which are customary or standard in such regulatory approvals) which would materially impair the value of LFB and the Association, taken as a whole, to HUBCO;

                           (d) by HUBCO if (i) there shall have  occurred an LFB
Material Adverse Change from that disclosed by LFB in LFB's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 (it being understood that those matters disclosed in the LFB Disclosure Schedule shall not be deemed to constitute such a material adverse effect) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of LFB hereunder and such breach shall not have been remedied within 30 days after receipt by LFB of notice in writing from HUBCO to LFB specifying the nature of such breach and requesting that it be remedied;

                           (e) by LFB, if (i) there shall have  occurred a HUBCO
Material Adverse Change from that disclosed by HUBCO in HUBCO's Report on Form 10-Q for the nine months ended September 30, 1998, which change shall have resulted in a material adverse effect on HUBCO (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to constitute such a material adverse effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from LFB specifying the nature of such breach and requesting that it be remedied;

                           (f) by LFB,  if LFB's Board of  Directors  shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws and have agreed in writing that a Triggering Event has occurred under the HUBCO Stock Option;

                           (g) by HUBCO if the  conditions set forth in Sections
6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

                           (h) by LFB if the  conditions  set forth in  Sections
6.1 and 6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUBCO or LFB pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the shareholders of LFB but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of LFB without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                          ARTICLE VIII - MISCELLANEOUS

                  8.1.  Expenses.

                           (a) Except as otherwise  expressly stated herein, all
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, LFB may bear the expenses of the Association.

                           (b)  Notwithstanding  any provision in this Agreement
to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2. Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.8(a) and 5.14.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                           (a)  If to HUBCO, to:


                           HUBCO, Inc.
                           1000 MacArthur Boulevard
                           Mahwah, NJ 07430
                           Attn.: Kenneth T. Neilson, Chairman,
                                   President and Chief Executive Officer

                           Copy to:
                           HUBCO, Inc.
                           1000 MacArthur Boulevard
                           Mahwah, NJ 07430
                           Attn.: D. Lynn Van Borkulo-Nuzzo, Esq.

                           And copy to:
                           Pitney, Hardin, Kipp & Szuch
                           (mail to) P.O. Box 1945
                           Morristown, NJ 07962
                           (deliver to) 200 Campus Drive
                           Florham Park, NJ 07932
                           Attn.: Michael W. Zelenty, Esq.

                           (b)      If to LFB, to:

                           Little Falls Bancorp, Inc.
                           86 Main Street
                           Little Falls, NJ   07424
                           Attn.: Leonard G. Romaine, President
                                   and Chief Executive Officer

                           Copy to:
                           Malizia, Spidi, Sloane & Fisch, P.C.
                           One Franklin Square
                           1301 K Street, N.W., Suite 700E
                           Washington, D.C.  20005
                           Attn.: Richard Fisch, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4. Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, HUBCO, the Bank, LFB and the Association have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                     HUBCO, INC.


By: ________________________                By: ___________________________
     D. Lynn Van Borkulo-Nuzzo,                 Kenneth T. Neilson, Chairman,
     Secretary                             President and Chief Executive Officer

ATTEST:                                     LITTLE FALLS BANCORP, INC.


By: ________________________                By: ________________________________
                                                Albert J. Weite
     Corporate Secretary                        Chairman

ATTEST:                                     HUDSON UNITED BANK


By: ________________________               By: _________________________________
    D. Lynn Van Borkulo-Nuzzo                  Kenneth T. Neilson, Chairman,
    Secretary                              President and Chief Executive Officer

ATTEST:                                     LITTLE FALLS BANK


By: ________________________                By: ________________________________
                                                 Albert J. Weite
     Corporate Secretary                         Chairman

                   AGREEMENT OF LFB AND ASSOCIATION DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated as of January 26, 1999 (the "Merger Agreement"), among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, Little Falls Bancorp, Inc., a New Jersey corporation and registered savings and loan holding company ("LFB"), and Little Falls Bank, a federally chartered bank and wholly-owned subsidiary of LFB (the "Association"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Merger Agreement.

                  Each of the following persons, being all of the directors of LFB and the Association, solely in such person's capacity as a holder of LFB Common Stock, agrees to vote or cause to be voted all shares of LFB Common Stock which are held by such person as of the voting record date for the Shareholders Meeting, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger, unless HUBCO or the Bank is then in breach or default in any material respect with regard to any covenant, agreement, representation or warranty contained in the Agreement.

                  It is understood and agreed that this Agreement of LFB and Association Directors (this "Agreement") relates solely to the capacity of the undersigned as shareholders or other beneficial owners of shares of LFB Common Stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as directors of LFB or the Association. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of LFB Common Stock held by the undersigned as of the date hereof.

                  The undersigned  also hereby consents at the Effective Time to
(i) the termination of the Director Retirement Plan, with the pay-out thereunder as detailed in the attached schedule, (ii) the termination of any and all retiree health benefits provided by the Association and/or LFB including the Directors Health Benefits Plan, and (iii) the expiration of all stock options granted to the undersigned that are not exercised within 90 days from the Effective Time.

                  I have carefully read the Merger Agreement and this Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel.




__________________________________             _________________________________
Raoul G. Barton                                Albert J. Weite

__________________________________             _________________________________
John P. Pullara                                George Kuiken

__________________________________             _________________________________
Norman A. Parker                               Edward J. Seugling

__________________________________             _________________________________
Leonard G. Romaine


Dated: As of January 26, 1999

                                  EXHIBIT 5.18

                   FORM OF AFFILIATE LETTER FOR LFB AFFILIATES


                                                        _____________, 1999


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of Little Falls Bancorp, Inc. ("LFB"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of _________, 1999 (the "Agreement") between LFB, its thrift subsidiary, HUBCO and its bank subsidiary. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of LFB Common Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my LFB Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of LFB, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC").

                  I represent to and agree with HUBCO that:

                  A. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of LFB at the time the Merger is submitted for a vote of LFB's shareholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  B. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF ____________, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for LFB.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of LFB as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                     Very truly yours,



                                     -----------------------------
                                     Name:

Accepted this _____
day of _______, 1999 by

HUBCO, INC.


By: ______________________________
    Name:
    Title:

                                   EXHIBIT 6.2


                        FORM OF OPINION OF COUNSEL TO LFB
                 TO BE DELIVERED TO HUBCO ON THE EFFECTIVE TIME

                  (a) LFB and the Association have full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of LFB and the Association, and the Agreement constitutes a valid and legally binding obligation of LFB and the Association enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally chartered savings banks or their holding companies, (ii) general equitable principles,
(iii) laws relating to the safety and soundness of insured depository institutions, and (iv) implied covenants of good faith, fair dealing and commercially reasonable conduct and by applicable public policies and laws, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by LFB and the Association with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of LFB or the charter or bylaws of the Association, or (B) based on certificates of officers of LFB and the Association and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which LFB or the Association is a party and which was referenced in the LFB Disclosure Schedule; or (ii) to the actual knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of LFB or the Association, except such material lien, instrument or obligation that has been disclosed to HUBCO pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any corporation, banking or securities statute, rule or regulation applicable to LFB or the Association.

                  (b) LFB is a corporation validly existing under the laws of the State of New Jersey, the Association is a validly existing federally chartered bank under the laws of the United States and each of LFB and the Association has the corporate power and authority to own or lease all of its properties and assets and to conduct the business in which it is currently engaged as described on pages __ and __ under the caption "_____________________" in the Proxy Statement-Prospectus. The deposits of the Association are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                  (c) Each LFB  Subsidiary  listed as such in the LFB Disclosure
Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (d) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which LFB or the Association is a party which would, if determined adversely to LFB or the Association, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of LFB or the Association taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement, except any proceeding or investigation disclosed to HUBCO.

                  (e) No consent, approval, authorization, or order of any federal or state court or federal or state banking or securities agency or body, or to such counsel's actual knowledge of any third party under any note, bond, mortgage, indenture, license, agreement or other instrument referred to in the LFB Disclosure Schedule, is required for the consummation by LFB or the Association of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a material adverse effect upon HUBCO upon consummation of the Merger.

                  In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of LFB in connection with the preparation of the
Prospectus-Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus-Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by HUBCO for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of LFB to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus-Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to LFB or the Association or the transactions contemplated in the Agreement and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by LFB and the Association.

                  Such counsel's opinion shall be limited to matters governed by the corporate and banking laws and the federal securities and banking laws and regulations of the United States of America.

                                   EXHIBIT 6.3


                       FORM OF OPINION OF COUNSEL TO HUBCO
                  TO BE DELIVERED TO LFB ON THE EFFECTIVE TIME



                  (a) HUBCO is a corporation validly existing under the laws of the State of New Jersey, the Bank is a validly existing New Jersey state-chartered commercial banking corporation under the laws of the State of New Jersey and each of HUBCO and the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement-Prospectus on pages __ and __ under the caption "_____________________________." HUBCO is registered as a bank holding company under the BHCA.

                  (b) Each HUBCO Subsidiary listed as such in the HUBCO Disclosure Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (c) The authorized capital stock of HUBCO consists of ____________ shares of common stock, no par value per share ("HUBCO Common Stock") and _____________ shares of Series B, no par value, Convertible Preferred Stock (the "Authorized Preferred Stock). Except for
 to our knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating HUBCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting HUBCO from selling any additional HUBCO Common Stock or Authorized Preferred Stock or obligating HUBCO to grant, extend or enter into any such agreement or commitment. The HUBCO Common Stock to be issued in connection with the Merger in accordance with
Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by HUBCO.

                  (d) The Agreement has been authorized, executed and delivered by HUBCO and the Bank and constitutes a valid and binding obligation of HUBCO and the Bank enforceable in accordance with its terms, except that the enforceability of the obligations of HUBCO and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) Subject to satisfaction of the conditions set forth in the Agreement, the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or Bylaws of HUBCO or the Charter and Bylaws of the Bank; (ii) based on certificates of officers of HUBCO and without independent verification, conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we have knowledge (through our representation of HUBCO and the Bank in connection therewith or in the course of our representation of HUBCO and the Bank in connection with the Agreement) and to which HUBCO or the Bank is a party or by which HUBCO or the Bank is bound; or (iii) cause HUBCO or the Bank to violate any corporation or banking law applicable to HUBCO.

                  (f) All actions of the directors and shareholders of HUBCO and the Bank required by federal banking laws and regulations and New Jersey law or by the Certificate of Incorporation or Bylaws of HUBCO and the Bank, to be taken by HUBCO and the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of LFB and that LFB has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the New Jersey Secretary of State in accordance with
Section 1.6 of the Agreement, the Merger will become effective at the Effective Time, as such term is defined in Section 1.6, and upon effectiveness of the Merger each share of LFB Common Stock will be converted as provided in Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by HUBCO or the Bank in order to permit the execution and delivery of the Agreement by HUBCO or the Bank and the performance by HUBCO or the Bank of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by LFB.

                  (i) The Registration Statement has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement-Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statement, but from our examination of the Proxy Statement-Prospectus and our general familiarity with HUBCO no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we do not express any belief) the Proxy Statement-Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of LFB at which the Agreement was approved, contained any untrue statement of a material fact regarding HUBCO or the Merger, or omitted to state a material fact regarding HUBCO or the Merger therein, in light of the circumstances under which they were made, not misleading.

                  We are members of the Bar of the State of New Jersey and we express no opinion as to any of the laws of any jurisdiction other than the laws of the State of New Jersey and federal laws and regulations of the United States of America.

                                                                     EXHIBIT 1.7

                     SUBSIDIARY AGREEMENT AND PLAN OF MERGER


                  This Subsidiary Agreement and Plan of Merger (this "Agreement") is dated as of January 26, 1999, among HUDSON UNITED BANK (the "Bank"), a New Jersey state-chartered banking corporation and a wholly-owned subsidiary of HUBCO, Inc., a New Jersey corporation ("HUBCO"), Little Falls Bank (the "Association"), a federally chartered savings bank and a wholly-owned subsidiary of Little Falls Bancorp, Inc., a New Jersey corporation ("LFB"). The principal office of the Bank is located at 3100 Bergenline Avenue, Union City, New Jersey. The Bank has capital of $________, divided into _______ shares of common stock, each of par value $___ per share (the "Bank Common Stock"), capital surplus of $_______ and undivided profits, including capital reserves, of $_________, as of _____________ ____, 1999. The principal office of the
Association is located at _________________________, ______________, New Jersey.
The Association has capital of $_________ divided into ____ shares of common stock, each of $____ par value (the "Association Common Stock"), capital surplus of $_________ and undivided profits, including capital reserves, of $_________, as of ____________ ____, 1999.

                  WHEREAS, the respective Board of Directors of HUBCO, LFB, the Bank and the Association has approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination transaction between HUBCO and LFB set forth in the Agreement and Plan of Merger, dated as of January 26, 1999 (the "HUBCO Merger Agreement"), by and among HUBCO, LFB, the Bank and the Association, pursuant to which LFB will merge with and into HUBCO (the "HUBCO Merger"); and

                  WHEREAS, not less than a majority of each of the Boards of Directors of the Bank and the Association have approved, and deem it advisable to consummate, the subsidiary merger provided for herein (the "Subsidiary Merger") and in the HUBCO Merger Agreement, in accordance with the provisions of applicable law;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the HUBCO Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.1 Effective Time of the Subsidiary Merger. Subject to the provisions of this Agreement, the Subsidiary Merger shall become effective in accordance with the terms of the Certificate of Merger pursuant to N.J.S.A. 17:9A-137 (the "Certificate of Merger") which shall be filed with the New Jersey Department of Banking and Insurance (the "Banking Department") immediately following the Effective Time (as defined in Section 1.6 of the HUBCO Merger Agreement). The term "Subsidiary Merger Effective Time" shall be the date and time when the Subsidiary Merger becomes effective, as set forth in the Certificate of Merger.

                  1.2 Closing. Notwithstanding anything to the contrary contained in the HUBCO Merger Agreement, the closing of the Subsidiary Merger will take place immediately subsequent to the HUBCO Merger on the date and at the location specified in the HUBCO Merger Agreement with respect to the HUBCO Merger or at such other time, date or place as may be agreed to by the parties hereto (the "Closing Date").

                  1.3.     Effect of the Subsidiary Merger.

                           (a)  At the Subsidiary Merger Effective Time:

                           (i) the separate  existence of the Association  shall
cease and the Association shall be merged with and into the Bank (the Bank is sometimes referred to as herein as the "Surviving Bank");

                           (ii) the Certificate of  Incorporation of the Bank as
in effect immediately prior to the Subsidiary Merger Effective Time shall be the Certificate of Incorporation of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be Hudson United Bank;

                           (iii) the Bylaws of the Bank as in effect immediately
prior to the Subsidiary Merger Effective Time shall be the Bylaws of the Surviving Bank;

                           (iv) the main  office and branch  offices of the Bank
established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on Exhibit A attached hereto and the main office and branch offices of the Association established and authorized immediately prior to the Subsidiary Merger Effective Time and listed on Exhibit B attached hereto shall become established and authorized branch offices of the Surviving Bank;

                           (v) the  directors of the Bank  immediately  prior to
the Subsidiary Merger Effective Time shall be the directors of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified (the names of the directors of the Surviving Bank are listed on Exhibit C attached hereto); and

                           (vi) the executive  officers of the Bank  immediately
prior to the Subsidiary Merger Effective Time shall be the executive officers of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified (the names of the executive officers of the Surviving Bank are listed on Exhibit D attached hereto);

                           (b) At and  after  the  Subsidiary  Merger  Effective
Time, the Subsidiary Merger shall have all the effects set forth in N.J.S.A. 17:9A-139 and, in connection therewith, all assets of the Bank and the Association as they exist at the Subsidiary Merger Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of the Association and the Bank existing as of the Subsidiary Merger Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Association or the Bank.

                           (c) The business of the Surviving  Bank shall be that
of a New Jersey commercial banking corporation, which shall be conducted as its headquarters or main office at 3100 Bergenline Avenue, Union City, New Jersey and its established and authorized branch offices which are listed on Exhibits A and B.

                                   ARTICLE II
                 EFFECT OF THE SUBSIDIARY MERGER ON THE CAPITAL
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

                  2.1 Effect on the Association Capital Stock. At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder of any shares of the Association Common Stock, all shares of the Association Common Stock (other than shares of the Association Common Stock that are owned by the Association as treasury stock) shall become and be converted into the right to receive that number of shares of common stock, __ par value of the Bank as shall in the aggregate have a fair market value equal to the fair market value of the shares of the Association Common Stock being exchanged at the Subsidiary Merger Effective Time. All shares of the Association Common Stock that are owned by the Association as treasury stock shall automatically be canceled and retired and shall cease to exist and no stock of the Bank or other consideration shall be delivered in exchange therefor.

                  2.2 The Bank Common Stock. The shares of the Bank Common Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and unchanged after the Subsidiary Merger.

                  2.3 Capital of Surviving Bank. The amount of capital stock of the Surviving Bank immediately following the Subsidiary Merger Effective Time shall be $_________, divided into ________ shares of common stock, each of $____ par value, and immediately following the Subsidiary Merger Effective Time, the Surviving Bank shall have a surplus of $_________ and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the combined capital structures of the Association and the Bank referred to in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between ___________ ____, 1999 and the Subsidiary Merger Effective Time.

                                   ARTICLE III
                                    COVENANTS

                  3.1 Covenants of the Bank and The Association. During the period from the date of this Agreement and continuing until the Subsidiary Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of HUBCO, LFB, the Bank and the Association in the HUBCO Merger Agreement that pertain or are applicable to the Bank and the Association, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the HUBCO Merger Agreement.

                  3.2 Liquidation Account. The liquidation account established by the Association pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained by HUBCO after the Bank Merger for the benefit of those persons and entities who were savings account holders of the Association on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, the Surviving Bank will amend its certificate of incorporation to provide specifically for the continuation of the liquidation account previously established by the Association.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  4.1 Conditions to Each Party's Obligation To Effect the Subsidiary Merger. The respective obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                           (a)  Satisfaction  of  Conditions.  Each condition to
consummation of the HUBCO Merger contained in the HUBCO Merger Agreement shall have been satisfied (or waived by the party or parties entitled to assert such condition), and each party shall have received a certificate from the other party to the effect that all of the conditions to its obligation to consummate the HUBCO Merger contained in the HUBCO Merger Agreement have been satisfied or waived.

                           (b) No  Injunctions  or  Restraints;  Illegality.  No
order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsidiary Merger.

                           (c)  Shareholder  Approvals.  This  Agreement and the
transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with applicable law and the respective certificate of incorporation and By-laws of the Association and the Bank by the affirmative vote of the shareholders of the Association and the Bank, such vote adopted at a meeting of each such sole shareholder or by each such shareholder's written consent in lieu thereof.

                           (d)  Other  Approvals.  Other  than the  filings  and
approvals provided for by Section 1.1, all requisite regulatory approvals relating to the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect. In addition, all consents, approvals and permits of and notices to non-governmental third parties that are necessary to consummate the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

                  5.1 Termination. This Agreement shall be terminated immediately and without any action on the part of the Association or the Bank upon termination of the HUBCO Merger Agreement. This Agreement may be terminated at any time prior to the Subsidiary Merger Effective Time by mutual consent of the Bank and the Association in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board.

                  5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of the Bank, the Association or their respective officers, directors or affiliates.

                  5.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI
                               GENERAL PROVISIONS

                  6.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the HUBCO Merger Agreement.

                  6.2 Non-survival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except to the extent set forth in the HUBCO Merger Agreement.

                  6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Bank or the Association, respectively, at the addresses for notices to HUBCO or LFB , respectively, as set forth in the HUBCO Merger Agreement, with copies to the persons referred to therein.

                  6.4 Counterparts. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  6.5 Entire Agreement. Except as otherwise set forth in this Agreement or the HUBCO Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law.

                  6.7 Binding Effect. This Agreement is intended to be binding on any successors of the parties.

                  6.8 Assignment. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the Bank and the Association have caused this Agreement to be signed by their duly authorized officers, under the respective seal of such entities, all as of the date first above written.

ATTEST                                 HUDSON UNITED BANK


By: __________________________         By: ______________________________
   D. Lynn Van Borkulo-Nuzzo,              Kenneth T. Neilson, Chairman,
   Secretary                               President and Chief Executive Officer

ATTEST                                 LITTLE FALLS BANK


By: _________________________          By: _____________________________
    ______________________                 Leonard G. Romaine
    Corporate Secretary                    President and Chief Executive Officer

EXHIBIT A

Names and Locations of the Main Office and Branch Offices of the Bank

EXHIBIT B

Names and Locations of the Main Office and Branch Offices of the Association

EXHIBIT C

Names of the Directors of the Surviving Bank

EXHIBIT D

Names of the Executive Officers of the Surviving Bank